UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2008

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Hartford Financial Services Group, Inc.
One Hartford Plaza
Hartford, Connecticut	06155

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1: SUPPLEMENTAL FINANCIAL DISCLOSURE

Item 2.02. Results of Operations and Financial Condition.
This Current Report on Form 8-K is filed on behalf of The Hartford Financial Services Group, Inc. (“The Hartford” or the “Company”) to provide supplemental financial disclosure relating to the fiscal years ended December 31, 2006 and 2005; and the nine month period ended September 30, 2007. Such supplemental financial disclosure is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The Hartford intends to change its reporting segments effective for the quarter ended December 31, 2007. The segment change is in accordance with the provisions of the Financial Accounting Standards Board Statement of Financial Accounting Standard No. 131, “Disclosures about Segments of an Enterprise and Related Information”, and reflects the manner in which the Company is currently organized for purposes of making operating decisions and assessing performance. Accordingly, segment data for prior reporting periods have been adjusted to reflect the current segment reporting.
The changes to the segments and their component products are as follows:
Property & Casualty
Property & Casualty is now organized into five reportable operating segments: the underwriting segments of Personal Lines, Small Commercial, Middle Market, Specialty Commercial (collectively “Ongoing Operations”) and the Other Operations segment. The Personal Lines and Other Operations segments remain unchanged from September 30, 2007.
Small Commercial provides standard commercial insurance coverage to small commercial businesses primarily throughout the United States. Small Commercial provides coverage to companies with up to $15 million in annual revenues or total property values. This segment offers workers’ compensation, property, automobile, liability and umbrella coverages. These products were previously reported in Business Insurance.
Middle Market provides standard commercial insurance coverage to middle market commercial businesses primarily throughout the United States. Middle Market provides coverage to companies with greater than $15 million in annual revenues or total property values. This segment offers workers’ compensation, property, automobile, liability, umbrella and marine coverages. Commercial risk management products and services are also provided. These products and services were previously reported in Business Insurance and Specialty Commercial.
The Specialty Commercial segment products remain unchanged except that certain liability business previously recorded in Business Insurance is now reported in Specialty Commercial and certain commercial risk management business previously reported in Specialty Commercial is now reported in Middle Market.
Additionally, effective for the quarter ended December 31, 2007, The Hartford changed its method for calculating policies in-force for Personal Lines and Middle Market to be consistent with the method for the rest of The Hartford’s property and casualty businesses. The policies in-force count now represents the number of policies issued and in effect at the balance sheet date regardless of the number of coverages or types of endorsements included in the policies.
Life
The Hartford has changed its policy on reporting net realized capital gains and losses, including the related impact on amortization of deferred policy acquisition costs, for its Life reportable operating segments effective for the quarter ended December 31, 2007. Life will now include net realized capital gains and losses on sales, other-than-temporary impairments, the valuation of embedded derivatives and the valuation of non-qualifying derivatives including those used in hedging programs in the operating segments from which these items arise. Previously these items were reported in Life-Other.
In addition, as a result of this change, credit risk fees will no longer be charged by Life-Other to each Life segment. Realized gains and losses will no longer be transferred to Life-Other from each Life segment and then subsequently amortized back to the respective Life segment. Accordingly, prior reporting periods have been adjusted to reflect these changes.
Corporate
Corporate remains unchanged from its definition as of September 30, 2007.
Item 9.01 Financial Statements and Exhibits

Exhibit No.
99.1	Supplemental Financial Disclosure of the Hartford Financial Services Group, Inc. relating to the fiscal years ended December 31, 2006 and 2005, and the nine month period ended September 30, 2007.
As provided in General Instruction B.2 of Form 8-K, the information contained in this Form 8-K under Item 2.02, including the Exhibit contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as

amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Date: January 9, 2008	By:	/s/ Beth A. Bombara
		Name:	Beth A. Bombara
		Title:	Senior Vice President and Controller